EXHIBIT 4.2



                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated April 11, 2000 on the statements of condition and related securities portfolios of Van Kampen Focus Portfolios, Series 220 as of April 11, 2000 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."



                                                              GRANT THORNTON LLP

Chicago, Illinois
April 11, 2000